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                                                                   Exhibit  23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999 relating to the consolidated financial statements and financial statement schedule of PSINet Inc. appearing in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

Washington, DC

October 18, 1999